EXHIBIT 21.

SUBSIDIARIES  OF  THE  COMPANY

Check Central, Inc., a California Corporation and a wholly-owned subsidiary of Greenland Corporation.

ExpertHR, Inc., a Nevada Corporation and a wholly-owned subsidiary of Greenland Corporation.